Investor Presentation Ticker: EGBN EagleBankCorp.com June 2022

Forward Looking Statements 2 This presentation contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other periodic and current reports filed with the SEC. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance. The Company does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law. This presentation was delivered digitally. The Company makes no representation that subsequent to delivery of the presentation it was not altered. For the most current, accurate information, please refer to www.eaglebankcorp.com and go to the Investor Relations tab. For further information on the Company please contact: David G. Danielson P 240-552-9534 E ddanielson@eaglebankcorp.com

Biographies 3 Susan Riel CEO & President, Eagle Bancorp & EagleBank 45 years in banking 24 years with EGBN Charles Levingston EVP & Chief Financial Officer, Eagle Bancorp & EagleBank 21 years in banking 10 years with EGBN Executive Vice President and Chief Financial Officer of the Company and Bank since April 2017, previously served as Executive Vice President of Finance at the Bank. Mr. Levingston, a Certified Public Accountant, served in various financial and senior management roles at the Bank prior to his current role. Mr. Levingston joined the Bank in January 2012, and previously worked at The Federal Reserve Banks of Atlanta and Philadelphia as a commissioned Bank Examiner, and at PricewaterhouseCoopers as a Manager in the Advisory practice. President and Chief Executive Officer of the Company and Bank. She is responsible for leading the Bank’s overall growth strategies and enhancing shareholder value. Prior to being named CEO in 2019, Ms. Riel was Senior Executive Vice President and Chief Operating Officer of the Bank, and Executive Vice President of the Company. Ms. Riel has been with the Company since 1998, and has been a member of the Company’s Board of Directors since 2017 and the Bank Board since 2018. Janice Williams EVP, Eagle Bancorp; Senior EVP & Chief Credit Officer, EagleBank 27 years in banking 19 years with EGBN Senior Executive Vice President and Chief Credit Officer of the Bank since February 2020, and formerly Executive Vice President – Chief Credit Officer of the Bank and Vice President of the Company, has served with the Company as Credit Officer, Senior Credit Officer, and Chief Credit Officer since 2003. Prior to employment with the Bank, Ms. Williams served with Capital Bank, Sequoia Bank, and American Security Bank. Additionally, Ms. Williams, a graduate of Georgetown University Law Center and a Member of the Maryland Bar, was previously employed in the private practice of law in Maryland.

Summary Statistics 4 Total Assets $ billion Total Loans $ billion Total Deposits $ billion Tangible Common Equity $ billion Shares Outstanding (at close March 31, 2022) 32,079,474 Market Capitalization (at close May 26, 2022) $1.59 billion Tangible Book Value per Common Share $36.64 Institutional Ownership 75% Member of Russell 2000 yes Member of S&P SmallCap 600 yes Note: Financial data at or for the quarter ended March 31, 2022 unless otherwise noted (1) Please refer to the Non-GAAP reconciliation in the appendix (2) Based on May 26, 2022 closing price of $49.42 per share and March 31, 2022 shares outstanding. (1) (1) (2)

Limited Network of Offices 5

Investment Rationale 6 Solid capitalization and conservative capital management Well-managed asset quality Above average peer returns (ROAA) Superior efficiency with limited branch network Recognized expertise in CRE, C&I and residential mortgage lending Strategically positioned in one of the most attractive markets in the U.S. Dedicated, diverse and experienced Board focused on vision and governance

1st Quarter 2022 Highlights 7 • Increase in loans – Up $48.2 million from the prior quarter-end. • Reversal of the allowance for credit losses – Reversal of $2.8 million. Fifth consecutive quarterly reversal as credit metrics and economy improved. • Reduction in noninterest income – Salaries and employee benefits decreased $7.6 million from the prior quarter • One-time accrual reduction of $5.0 million related to share-based compensation awards and deferred compensation associated with our former CEO and Chairman. • Absent the one-time accrual reduction, salaries and employee benefits were down $2.6 million(1) primarily on lower incentive bonus accruals offset by increases in share-based compensation and payroll taxes • HTM Securities – $1.1 billion of securities designated as available-for-sale ("AFS") were transferred to held-to-maturity ("HTM"), net of $66 million of unrealized losses.(2) (1) Please refer to Non-GAAP reconciliation and footnotes in the appendices. (2) Includes $237 million of securities acquired in the first quarter of 2022 for which the intention to hold to maturity was finalized.

Excess liquidity down, loans up 8 • Assets down as excess liquidity declined in 1st quarter 2022. Cash items used to fund: ‒ Deposit outflow of $396 million ‒ Repaid $150 million FHLB advance • Loans grew again in the 1st quarter of 2022 ‒ Loans increased by $48 million ‒ Unfunded commitments up $55 million Note: Tables are as of period end. Loans Held for Investment (“Loans HFI”).

Loan portfolio benefits from higher rates 9 • Impact of higher rates (as of 3/31/2022) ‒ $4.1 billion or 57.8% of loans are variable rate. ‒ $1.9 billion or 26.4% of loans have yet to benefit from rising rates. 58.6% of these loans reprice with a 100 bps rate increase. *Based on loans are at amortized cost. Note: Data is as of March 31, 2022. $ in millions Already at Total Variable or Above +25 bps 25-50 50-75 75-100 100-200 >200 Rate Loans Percent of Change in Rate Floor or less bps bps bps bps bps with Floors Total Loans Variable rate loans with floors $946 $175 $250 $308 $366 $707 $71 $2,823 39.7% Cumulative % 33.5% 39.7% 48.6% 59.5% 72.4% 97.5% 100.0% Cumulative variable rate loans with floors, not already at floor $175 $424 $733 $1,099 $1,806 $1,877 26.4% Cumulative % 9.3% 22.6% 39.0% 58.6% 96.2% 100.0% Change in Rate to Move off Floor All Variable Index (if any) Loans Loans LIBOR based 33.2% 57.5% SOFR based 9.0% 15.6% Prime based 7.6% 13.1% Other 8.0% 13.8% Total variable 57.8% 100.0% Total fixed 42.2% 100.0% Percent of*

Asset quality steady, reserves released 10 *Non-performing assets (NPAs) include loans 90 days past due and still accruing. Note: CECL adoption on January 1, 2020 led to an initial adjustment to the allowance for credit losses of $10.6 million. Charts for Allowance for Credit Losses and NPAs are as of period end. Net Charge Offs (“NCO”) are annualized for periods of less than a year. • Credit quality ‒ Non-performing assets and charge-off metrics continue to improve ‒ Reserve reversals in each of the last five quarters

11 Margin up in Q1 as excess liquidity invested • Impacting the margin ‒ NIM was up 10 bps from the prior quarter primarily from deployment of excess liquidity into securities. Average securities up $0.7 billion from the prior quarter. ‒ Yield on loans was down 10 bps from the prior quarter as higher yielding loans continued to be replaced by lower yielding loans, and the impact of rising rates on existing adjustable rate loans and new loans occurred later in the quarter.

Securities portfolio 12 • Increased investment in securities ‒ Total investment securities at 3/31/2022, were up $306 million from end of the year ‒ Investment securities as a percent of assets were 26%, up from 22% at year end • Transfer to AFS ‒ Transferred $1.1 billion from AFS to HTM ‒ Reduces impact of change in interest rates on capital and tangible capital *Includes allowance for credit losses. Note: Chart is as of period end. Excludes Federal Reserve and Federal Home Loan Bank stocks. Percent Securities by of Portfolio Book Reprice Classification at Book Yield Term (years) Securities AFS 61% 1.47% 4.7 Securities HTM 39% 2.86% 6.7 Total Securities 100% 2.01% 5.5 AFS / HTM as of March 31, 2022

Efficiency continues to be a strength 13 • Non-interest income in 1st quarter of 2022 ‒ Reduced gain on sale of mortgages, FHA multi- family income, and gain on sale of securities versus prior quarter. • Non interest expense in 1st quarter of 2022 ‒ One time reduction of $5 million related to share- based compensation awards and deferred compensation for our former CEO and Chairman ‒ Salaries and employee benefits down $2.6 million from prior quarter on lower incentive accruals offset by increases in share based compensation and payroll taxes. Note: Peers are depository institutions with assets from $10-$20 billion as of March 31, 2022 (excludes savings banks, thrifts and mutuals). Source: S&P Global Market Intelligence. *Computed by dividing noninterest expense by the sum of net interest income and noninterest income.

Strong returns 14 • Returns ‒ Return on tangible common equity (non- GAAP) negatively impacted by a higher level of capitalization (TCE/TA 10.57% vs. 7.91% peer median) ‒ Return on average assets continues to outpace peers • PPNR ‒ PPNR relatively stable as investments in securities increased *Please refer to the Non-GAAP reconciliation and footnotes in the appendices. See Non-GAAP reconciliation for calculation of annualized PPNR. Note: Peers are depository institutions with assets from $10-$20 billion as of March 31, 2022 (excludes savings banks, thrifts and mutuals). Source: S&P Global Market Intelligence.

Solid capitalization 15 Note: Peers are depository institutions with assets from $10-$20 billion as of March 31, 2022 (excludes savings banks, thrifts and mutuals). Source: S&P Global Market Intelligence. *Please refer to Non-GAAP reconciliation and footnotes in the appendices. • Capitalization ‒ Tangible common equity levels above peers ‒ Strong earnings continue to supplement capital ‒ Total Risk Based Capital (RBC) at 15.86% give us room to lend as opportunities arise ‒ Decline in Total RBC in the 1st quarter primarily from increased investment of excess liquidity into securities

Tangible book, EPS & dividends 16 • Tangible book ‒ Book and tangible book declined in the first quarter as rising interest rates lowered marks on AFS securities and increased the unrealized loss recorded in equity on these securities. • Dividend ‒ Quarterly dividend to $0.40 per share ‒ Dividend yield of 3.24%(1) competitive with peers ‒ 1st Q 2022 payout ratio of 28% *Chart for Tangible Book Value Per Share is as of period end. Please refer to Non-GAAP reconciliation and footnotes in the appendices. (1) Based on most recent quarterly dividend of $0.40 per share ($1.60 per share annually) and a closing price of $49.42 per share on May 26, 2022.

Deposit mix – 31% non-interest bearing* 17 *Average noninterest bearing deposits to average deposits is 36.1% for the first quarter of 2022. **Core deposits include CDAR’s and ICS reciprocal deposits. Note: Chart is as of period end. • Deposits ‒ Commercial focus drives growth of Noninterest Bearing Demand accounts ‒ Wholesale MM used to enhance cost of funds, not a strategy to replace growth in core deposits ‒ In last half of March 2022, we raised rates on most interest bearing demand deposits by 5 basis points

Loan mix – 35% C&I and Own Occ. CRE 18 • Loan commentary – C&I and Owner Occupied CRE at 34.9% of portfolio are more of a focus than other local banks – C&I Loan Portfolio is predominantly variable rate loans – Owner Occupied Loans are key to small and mid-market relationships – DDA Operating Accounts of C&I relationships are a critical component of deposit composition strategy 34.9% Note: Chart is as of period end.

Loan Portfolio – Details

$ in millions Location	C&I	Commercial Real Estate: Owner Occupied CRE	Commercial Real Estate: Income Producing CRE	Construction: Owner Occupied Const.	Construction: CRE Construction	Land	Residential Mortgage	Consumer	TOTAL (ex PPP)	% of Total (ex PPP)	PPP	Total	Percent of Total
District of Columbia	$304.8	$285.0	$1,298.7	$38.0	$332.6	$25.9	$34.6	$8.9	$2,328.5	32.9%	$11.6	$2,340.1	32.9%
Suburban Washington													
Montgomery	$285.3	$181.2	$530.0	$13.1	$81.1	$3.7	$9.8	$26.9	$1,131.1	16.0%	$11.7	$1,142.8	16.1%
Fairfax	228.6	65.2	373.6	-	34.3	12.0	8.2	8.0	729.9	10.3%	8.0	737.9	10.4%
Prince George's	121.9	196.5	248.3	32.9	31.2	5.0	-	0.2	636.0	9.0%	0.8	636.8	9.0%
Loudoun	47.0	44.7	105.4	7.5	51.5	-	1.2	1.9	259.2	3.7%	-	259.2	3.6%
Arlington	78.6	0.4	87.6	2.4	5.8	-	1.4	1.0	177.2	2.5%	0.1	177.3	2.5%
Alexandria	40.4	16.9	73.4	6.0	84.5	-	-	3.3	224.5	3.2%	-	224.5	3.2%
Prince William	6.9	28.6	118.2	19.5	38.3	-	-	0.8	212.3	3.0%	-	212.3	3.0%
Frederick	8.8	0.6	59.2	1.9	-	-	0.6	0.4	71.5	1.0%	-	71.5	1.0%
Suburban Washington	$817.5	$534.1	$1,595.7	$83.3	$326.7	$20.7	$21.2	$42.5	$3,441.7	48.7%	$20.6	$3,462.3	48.8%
Other Maryland													
Baltimore	$48.1	$30.1	$52.0	$0.7	$7.2	$0.0	$0.0	$0.0	$138.1	2.0%	$0.0	$138.1	1.9%
Anne Arundel	5.8	25.7	107.2	0.7	26.8	11.0	1.8	0.8	179.8	2.5%	1.0	180.8	2.5%
Eastern Shore	8.8	10.3	44.5	-	-	0.1	1.5	-	65.2	0.9%	-	65.2	0.9%
Howard	16.3	3.2	25.1	-	-	0.4	1.5	1.2	47.7	0.7%	0.5	48.2	0.7%
Charles	0.6	19.5	4.0	-	-	-	-	0.2	24.3	0.3%	-	24.3	0.3%
Other MD	1.4	6.0	19.4	-	2.5	-	-	0.7	30.0	0.4%	-	30.0	0.4%
Other Maryland	$81.0	$94.8	$252.2	$1.4	$36.5	$11.5	$4.8	$2.9	$485.1	6.8%	$1.5	$486.6	6.7%
Other Virginia													
Fauquier	$0.5	-	$9.3	-	-	-	$0.1	$0.3	$10.2	0.1%	$0.0	$10.2	0.1%
Other VA	21.4	$51.6	206.4	$2.6	$0.5	$0.0	0.3	0.4	283.2	4.0%	-	283.2	4.0%
Other Virginia	$21.9	$51.6	$215.7	$2.6	$0.5	$0.0	$0.4	$0.7	$293.4	4.1%	$0.0	$293.4	4.1%
Other USA	$152.4	$139.5	$181.5	$15.0	$13.8	$14.9	$11.2	$1.1	$529.4	7.5%	$2.0	$531.4	7.5%
Total	**$1,377.6**	**$1,105.0**	**$3,543.8**	**$140.3**	**$710.1**	**$73.0**	**$72.2**	**$56.1**	**$7,078.1**	**100.0%**	**$35.7**	**$7,113.8**	**100.0%**
% of Total (ex PPP)	19.5%	15.6%	50.1%	2.0%	10.0%	1.0%	1.0%	0.8%	100.0%		NA	100.0%	
% of Total	19.4%	15.5%	49.8%	2.0%	10.0%	1.0%	1.0%	0.8%	99.5%		0.5%	100.0%	

34.9% (C&I + Owner Occupied CRE)

Note: Data as of March 31, 2022.

EAGLE BANCORP, INC.

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ADC & CRE – Concentration 20 Note: ADC and CRE concentration ratios represents concentration as a percentage of consolidated risk-based capital. CRE excludes owner occupied. Charts and data are as of period end. CRE Details ADC Details $ in millions 2020Y 2021Y 1Q 2022 Total ADC portfolio $1,378 $1,508 $1,473 ADC/Total Loans 17.8% 21.3% 20.7% NPLs/Total ADC 0.60% 0.89% 0.69% NCOs/Total ADC* 0.21% -0.02% 0.00% *Periods of less than one year are annualized. $ in millions 2020Y 2021Y 1Q 2022 Total CRE portfolio $4,618 $4,363 $4,364 CRE/Total Loans 59.5% 61.7% 61.3% NPLs/Total CRE 0.70% 0.24% 1.80% NCOs/Total CRE* 0.12% 0.09% 0.00% *Periods of less than one year are annualized.

Mortgages & FHA 21 • Mortgages ‒ Increase in mortgage rates in the 1st quarter reduced locked loans to $137 million ‒ 1Q 2022 about 49% re-fi • FHA Multi-Family ‒ For the 1st quarter, had trade premiums, origination fees and mortgage servicing rights income of $1.65 million. *Locked loans are loans for which an application is received and an interest rate is locked between the prospective borrower and the Bank. Not all locked loans close.

Appendices 22

Performance Statistics Summary

Key Ratios (as of or for the period ended)	2017Y	2018Y	2019Y	2020Y	2021Y	2022 Q1	Peer Median 2022 Q1
Profitability							
Net Interest Margin	4.15%	4.10%	3.77%	3.19%	2.81%	2.65%	3.15%
Efficiency Ratio	38%	37%	40%	39%	41%	35%	55%
Return on Average Assets	1.41%	1.91%	1.61%	1.28%	1.49%	1.46%	1.29%
Return on Average Tangible Common Equity*	12.54%	16.63%	13.40%	12.03%	14.73%	14.99%	15.74%
Asset Quality							
Allowance for Credit Losses/Gross Loans	1.01%	1.00%	0.98%	1.41%	1.06%	1.01%	1.25%
NPAs + 90 Days Past Due/Total Assets	0.20%	0.21%	0.56%	0.59%	0.26%	0.23%	NA
Net Charge-Offs to Average Loans (annualized)	0.06%	0.05%	0.13%	0.26%	0.18%	0.03%	0.03%
Reserve/NPLs (Coverage Ratio)	489%	430%	151%	180%	257%	301%	NA
Capital							
Tier 1 Leverage Ratio	11.45%	12.10%	11.62%	10.31%	10.19%	9.93%	9.46%
Tangible Common Equity/Tangible Assets*	11.61%	12.11%	12.22%	10.31%	10.60%	10.57%	8.85%
Total Risk Based Capital Ratio	15.02%	16.08%	16.20%	17.04%	16.15%	15.86%	15.16%
Valuation**						As of 5/26/2022	
Price/LTM Earnings	19.8x	11.0x	11.6x	11.1x	10.6x	8.9x	11.0
Price/Tangible Book Value	235%	167%	149%	126%	150%	135%	169%

Note: Peers are depository institutions with assets from $10-$20 billion as of March 31, 2022 (excludes savings banks, thrifts and mutuals). There were 42 depository institutions within that range as of March 31, 2022, and all were included in the peer group. Source: S&P Global Market Intelligence.

*Please refer to the Non-GAAP reconciliation and footnotes in the appendices.
**Valuation uses period-end closing stock price except for 2022 Q1 which uses the closing stock price on May 26, 2022 with EPS for the twelve months ended March 31, 2022 (annualized) and TBV as of March 31, 2022. EGBN's stock price was $49.42 per share on May 26, 2022, LTM diluted EPS was $5.58 and TBVPS was $36.64.

EAGLE BANCORP, INC.

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Historical Balance Sheets

$'s in thousands	12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021	3/31/2022	Compound Growth Rate 5.25 years
Assets							
Cash and Equivalents	$190,473	$321,864	$241,973	$1,789,055	$1,714,222	$722,382	28.9%
Securities AFS	625,592	807,645	878,557	1,191,187	2,657,561	1,804,659	22.4%
Securities HTM	-	-	-	-	-	1,153,399	N/A
Total Cash and Securities	816,065	1,129,509	1,120,530	2,980,242	4,371,783	3,680,440	33.2%
Gross Loans HFI	6,411,528	6,991,447	7,545,748	7,760,212	7,065,598	7,113,807	2.0%
Less: Loan Loss Reserves	-64,758	-69,944	-73,658	-109,579	-74,965	-71,505	1.9%
Loans Held for Sale	25,096	19,254	56,707	88,205	47,218	25,504	0.3%
Total Net Loans	6,371,866	6,940,757	7,528,797	7,738,838	7,037,851	7,067,806	2.0%
Real Estate Owned	1,394	1,394	1,487	4,987	1,635	1,635	3.1%
Total Intangibles	106,824	105,470	104,542	104,976	105,793	104,241	-0.5%
Other Assets	182,880	212,007	233,363	288,759	330,248	373,101	14.5%
Total Assets	$7,479,029	$8,389,137	$8,988,719	$11,117,802	$11,847,310	$11,227,223	8.0%
Liabilities							
Deposits	$5,853,984	$6,974,285	$7,224,391	$9,189,203	$9,981,540	$9,586,259	9.8%
FHLB Borrowings	325,000	0	250,000	350,000	300,000	150,000	-13.7%
Repurchase Agreements	76,561	30,413	30,980	26,726	23,918	28,293	-17.3%
Subordinated Debt	216,905	217,296	217,687	218,077	69,670	69,701	-19.4%
Other Liabilities	56,141	58,202	74,980	92,904	121,407	113,416	14.3%
Total Liabilities	6,528,591	7,280,196	7,798,038	9,876,910	10,496,535	9,947,669	8.4%
Equity							
Common Equity	952,188	1,113,216	1,187,722	1,225,392	1,365,017	1,401,278	7.6%
Accum. Other Comp. (Loss) Income	(1,750)	(4,275)	2,959	15,500	(14,242)	(121,724)	124.3%
Total Stockholders Equity	950,438	1,108,941	1,190,681	1,240,892	1,350,775	1,279,554	5.8%
Total Liabilities and Equity	$7,479,029	$8,389,137	$8,988,719	$11,117,802	$11,847,310	$11,227,223	8.0%

EAGLE BANCORP, INC.

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Historical Income Statements

$ in thousands, except per share data	2017Y	2018Y	2019Y	2020Y	2021Y	2022 Q1
Total Interest Income	$324,034	$393,286	$429,630	$389,986	$364,496	$88,321
Total Interest Expense	40,147	76,293	105,585	68,424	39,982	7,869
Net Interest Income	283,887	316,993	324,045	321,562	324,514	80,452
Provision for (reversal of) Credit Losses	8,971	8,660	13,091	45,571	(20,821)	(2,787)
Provision for (reversal of) Unfunded Commitments	-	-	-	1,380	(1,119)	(11)
Service Charges on Deposits	6,364	7,014	6,247	4,416	4,562	1,286
Gain/Loss on Sale of Loans	9,275	5,963	8,474	22,089	14,045	1,492
Gain/Loss on Sale of Securities	542	97	1,517	1,815	2,964	(25)
BOLI Revenue	1,466	1,507	1,703	2,071	2,059	626
Other Noninterest Income	11,725	8,005	7,758	15,305	16,755	4,074
Total Noninterest Income	29,372	22,586	25,699	45,696	40,385	7,453
Salaries and Employee Benefits	67,129	67,734	79,842	74,440	88,398	17,019
Premises and Equipment Expenses	15,632	15,660	14,387	15,715	14,876	3,128
Marketing and Advertising	4,095	4,566	4,826	4,278	4,165	1,064
Data Processing	8,220	9,714	9,412	10,702	11,709	2,880
Legal, Accounting and Professional Fees	5,053	9,742	12,195	16,406	11,510	1,561
FDIC Insurance	2,554	3,512	3,206	7,941	5,897	1,058
Other Noninterest Expenses	15,869	15,783	15,994	14,680	12,610	4,302
Total Noninterest Expense	118,552	126,711	139,862	144,162	149,165	31,012
Net Income Before Taxes	185,736	204,208	196,791	176,145	237,674	59,691
Income Taxes	85,504	51,932	53,848	43,928	60,983	13,947
Net Income	100,232	$152,276	$142,943	$132,217	$176,691	$45,744
Earnings per Share - Diluted	$2.92	$4.42	$4.18	$4.09	$5.52	$1.42

EAGLE BANCORP, INC.
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Loan Portfolio – Income Producing CRE

$ in millions Location	Hotel/ Motel	Industrial	Mixed Use	Multi-Family	Office & Office Condo	Retail	Family & Res. Condo	Other	Total	% of Total
District of Columbia	$188.3	$14.4	$199.1	$340.7	$192.1	$99.0	$88.1	$177.0	$1,298.7	36.6%
Suburban Washington										
Montgomery	$0.0	$20.0	$45.6	$103.1	$258.6	$12.8	$3.6	$86.3	$530.0	15.0%
Fairfax	-	2.6	1.0	1.0	234.1	58.1	11.0	65.8	373.6	10.5%
Prince George's	88.9	14.5	25.4	4.3	45.7	21.8	1.4	46.3	248.3	7.0%
Loudoun	-	14.4	0.5	-	36.4	4.6	1.8	47.7	105.4	3.0%
Arlington	46.4	-	-	0.2	36.5	-	4.5	-	87.6	2.5%
Alexandria	-	-	5.4	-	47.7	17.6	1.8	0.9	73.4	2.1%
Prince William	26.2	3.4	-	4.4	5.9	6.8	0.6	70.9	118.2	3.3%
Frederick	-	2.1	0.5	-	5.7	41.1	0.7	9.1	59.2	1.7%
Suburban Washington	$161.5	$57.0	$78.4	$113.0	$670.6	$162.8	$25.4	$327.0	$1,595.7	45.1%
Other Maryland										
Baltimore	$14.8	$1.1	$2.0	$3.2	$10.5	$8.1	$1.4	$10.9	$52.0	1.5%
Anne Arundel	33.7	2.8	-	47.3	1.8	7.0	-	14.6	107.2	3.0%
Eastern Shore	39.5	-	-	-	-	0.5	1.9	2.6	44.5	1.3%
Howard	-	6.3	-	-	2.1	8.6	3.7	4.4	25.1	0.7%
Charles	-	4.0	-	-	-	-	-	-	4.0	0.1%
Other MD	-	16.3	-	-	-	0.5	-	2.6	19.4	0.5%
Other Maryland	$88.0	$30.5	$2.0	$50.5	$14.4	$24.7	$7.0	$35.1	$252.2	7.1%
Other Virginia										
Fauquier	-	-	-	-	$6.4	$2.9	-	-	$9.3	0.3%
Other VA	-	18.0	26.2	29.8	45.5	41.1	32.4	13.4	206.4	5.8%
Other Virginia	-	$18.0	$26.2	$29.8	$51.9	$44.0	$32.4	$13.4	$215.7	6.1%
Other USA	24.0	-	50.4	56.9	0.1	7.0	2.2	40.9	181.5	5.1%
Total	**$461.8**	**$119.9**	**$356.1**	**$590.9**	**$929.1**	**$337.5**	**$155.1**	**$593.4**	**$3,543.8**	**100.0%**
% of Total	13.0%	3.4%	10.0%	16.7%	26.2%	9.5%	4.4%	16.7%	100.0%	

Note: Data as of March 31, 2022.

EAGLE BANCORP, INC.

26

Loan Portfolio – CRE Construction

$ in millions Location	Single & 1-4 Family	Multi-Family	Office & Office Condo	Hotel/ Motel	Mixed Use	Retail	Residential Condo	Other	Total	% of Total
District of Columbia	$41.2	$122.7	$52.1	$0.0	$76.8	$0.9	$22.1	$16.8	$332.6	46.8%
Suburban Washington										
Montgomery	$22.8	$27.8	$19.4	$0.0	$0.0	$0.0	$0.0	$11.1	$81.1	11.4%
Fairfax	20.3	-	-	-	3.4	-	-	10.6	34.3	4.8%
Prince George's	1.9	28.4	-	-	0.8	-	-	0.1	31.2	4.4%
Loudoun	-	-	-	-	2.2	-	1.5	47.8	51.5	7.3%
Alexandria	1.9	54.3	-	5.6	-	-	22.7	-	84.5	11.9%
Prince William	-	-	-	-	-	-	-	38.3	38.3	5.4%
Arlington	5.8	-	-	-	-	-	-	-	5.8	0.8%
Frederick	-	-	-	-	-	-	-	-	-	0.0%
Suburban Washington	$52.7	$110.5	$19.4	$5.6	$6.4	$0.0	$24.2	$107.9	$326.7	46.0%
Other Maryland										
Anne Arundel	$0.4	$0.0	$0.0	$0.0	$10.6	$0.0	$0.0	$15.8	$26.8	3.8%
Baltimore	0.6	-	-	-	6.6	-	-	-	7.2	1.0%
Eastern Shore	-	-	-	-	-	-	-	-	-	0.0%
Howard	-	-	-	-	-	-	-	-	-	0.0%
Charles	-	-	-	-	-	-	-	-	-	0.0%
Other MD	-	-	-	-	2.5	-	-	-	2.5	0.4%
Other Maryland	$1.0	$0.0	$0.0	$0.0	$19.7	$0.0	$0.0	$15.8	$36.5	5.2%
Other Virginia										
Fauquier	-	-	-	-	-	-	-	-	-	0.0%
Other VA	0.5	-	-	-	-	-	-	-	0.5	0.1%
Other Virginia	$0.5	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.5	0.1%
Other USA	1.0	-	-	-	-	-	-	12.8	13.8	1.9%
Total	**$96.4**	**$233.2**	**$71.5**	**$5.6**	**$102.9**	**$0.9**	**$46.3**	**$153.3**	**$710.1**	**100.0%**
% of Total	13.6%	32.8%	10.1%	0.8%	14.5%	0.1%	6.5%	21.6%	100.0%	
Renovation	$11.9	$37.4	$19.4	$0.0	$18.1	$0.0	$5.3	$27.6	$119.7	
Ground-Up	84.5	195.8	52.1	5.6	84.8	0.9	41.0	125.7	590.4	

Note: Data as of March 31, 2022.

EAGLE BANCORP, INC.

27

Non-GAAP Reconciliation (unaudited)

$ in thousands, except per share data			For the Year or Year-end					For the Qtr.
	2000Y	2010Y	2017Y	2018Y	2019Y	2020Y	2021Y	2022 Q1
Common shareholders' equity	$15,522	$182,134	$950,438	$1,108,941	$1,190,681	$1,240,891	$1,350,775	$1,279,554
Less: Intangible assets	-	(4,035)	(107,212)	(105,766)	(104,739)	(105,114)	(105,793)	(104,241)
Tangible common equity	**$15,522**	**$178,099**	**$843,226**	**$1,003,175**	**$1,085,942**	**$1,135,777**	**$1,244,982**	**$1,175,313**
Per share								
Book value	$2.63	$8.41	$27.80	$32.25	$35.82	$39.05	$42.28	$39.89
Less: Intangible book value	-	(0.20)	(3.13)	(3.08)	(3.15)	(3.31)	(3.31)	(3.25)
Tangible book value	**$2.63**	**$8.21**	**$24.67**	**$29.17**	**$32.67**	**$35.74**	**$38.97**	**$36.64**
Total assets			$7,479,029	$8,389,137	$8,988,719	$11,117,802	$11,847,310	$11,227,223
Less: Intangible assets			(107,212)	(105,766)	(104,739)	(105,114)	(105,793)	(104,241)
Tangible assets			**$7,371,817**	**$8,283,371**	**$8,883,980**	**$11,012,688**	**$11,741,517**	**$11,122,982**
Tangible common equity ratio			**11.44%**	**12.11%**	**12.22%**	**10.31%**	**10.60%**	**10.57%**
Average								
Common shareholders' equity			$906,169	$1,022,642	$1,172,051	$1,204,341	$1,304,902	$1,341,785
Less: Intangible assets			(107,117)	(106,806)	(105,167)	(104,903)	(105,256)	(104,246)
Tangible common equity			**$799,052**	**$915,836**	**$1,066,884**	**$1,099,438**	**$1,199,646**	**$1,237,539**
Net Income			$100,232	$152,276	$142,943	$132,217	$176,691	$45,744
Average tangible common equity			$799,052	$915,836	$1,066,884	$1,099,438	$1,199,646	$1,237,539
Return on avg. tangible common equity			**12.54%**	**16.63%**	**13.40%**	**12.03%**	**14.73%**	**14.99%**

Note: Per share data is adjusted for - 5:4 stock split 3/31/2000, 7:5 stock split 6/15/2001, 1.3:1 stock split 2/28/2005; 1.3:1 stock split 7/5/2006; 10% stock dividend 10/1/2008 and 10% stock dividend 6/14/2013.

EAGLE BANCORP, INC.
28

29 Non-GAAP Reconciliation (unaudited) $ in thousands 12/31/2020 12/31/2021 3/31/2022 Total loans, excluding loans held for sale $6,850,863 $7,065,598 $7,113,807 Less: PPP loans (non-GAAP) (67,311) (51,105) (35,744) Total loans, excluding loans held for sale and PPP loans (non-GAAP) $6,783,552 $7,014,493 $7,078,063 $ in thousands 12/31/2021 3/31/2022 Salaries and employee benefits 24,608 17,019 Accrual reduction for the former CEO and Chairman - 5,018 Adj. Salaries and employee benefits (non-GAAP) 24,608 22,037 Change 1,313 (2,571) Three Months Ended $ in thousands For the Qtr. 2017Y 2018Y 2019Y 2020Y 2021Y 2022 Q1 Efficiency Ratio Net interest income $283,887 $316,993 $324,045 $321,652 $324,514 $80,452 Noninterest income 29,372 22,586 25,699 45,696 40,385 7,453 Revenue $313,259 $339,579 $349,744 $367,348 $364,899 $87,905 Noninterest expense $118,552 $126,711 $139,862 $144,162 $149,165 $31,012 Efficiency ratio 37.8% 37.3% 40.0% 39.2% 40.9% 35.3% For the Year

30 Non-GAAP Reconciliation (unaudited) $ in thousands For the Qtr. 2017Y 2018Y 2019Y 2020Y 2021Y 2022 Q1 Income statement Net interest income $283,887 $316,993 $324,045 $321,562 $324,514 $80,452 PPP accelerated net income (Non-GAAP) - - - - (4,667) - Add: Accelerated interest expense on redemption of sub-debt - - - - 1,313 - Adjusted net interest income $283,887 $316,993 $324,045 $321,562 $321,160 $80,452 Non-interest income 29,372 22,586 25,699 45,696 40,385 7,453 Non-interest expense (118,552) (126,711) (139,862) (144,162) (149,165) (31,012) Pre-provision net revenue ("PPNR") $194,707 $212,868 $209,882 $223,096 $212,380 $56,893 Average assets $7,089,211 $7,958,941 $8,853,066 $10,349,963 $11,836,735 $12,701,152 PPNR to average assets 2.75% 2.67% 2.37% 2.16% 1.79% 1.79% For the Year

31 Non-GAAP Reconciliation (unaudited) Tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, and the return on average tangible common equity are non- GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing net income available to common shareholders by average tangible common equity which is calculated by excluding the average balance of intangible assets from the average common shareholders’ equity. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The above table provides reconciliation of these financial measures defined by GAAP with non-GAAP financial measures. Pre-provision net revenue is a non-GAAP financial measure derived from GAAP based amounts. The Company calculates PPNR by subtracting noninterest expenses from the sum of net interest income and noninterest income. PPNR to Average Assets is calculated by dividing the PPNR amount by average assets to obtain a percentage. The Company considers this information important to shareholders because it illustrates revenue excluding the impact of provisions and reversals to the allowance for credit losses on loans. The table in the "Income Statement" section of this earnings release provides a reconciliation of PPNR and PPNR to Average Assets to the nearest GAAP measure. Total loans excluding PPP loans is a non-GAAP financial measure derived from GAAP based amounts. The Company calculates Total loans excluding PPP loans by subtracting the total amount of outstanding PPP loans from the amount of total loans, excluding loans held for sale. The Company considers this information important to shareholders because it allows investors to see changes in the Company's loan growth without the impact of the PPP loans, which were loan products specific to relief efforts in response to the COVID-19 pandemic. Excluding the impact of PPP loans also allows investors to better compare the Company's loan growth to historical periods prior to the pandemic. The table in the "Balance Sheet" section of this earnings release and the table above provides a reconciliation of total loans excluding PPP loans to the nearest GAAP measure. Efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest (loss) income. Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling operational activities. The table above shows the calculation of the efficiency ratio from these GAAP measures. Adjusted Salaries and Employee Benefits is a non-GAAP financial measure derived from GAAP based amounts. The Company calculates Adjusted Salaries and Employee Benefits by subtracting from total salaries and employee benefits the one-time accrual reduction of $5.0 million related to share-based compensation awards and deferred compensation for the Company's former CEO and Chairman in the first quarter of 2022. The Company considers this information important to shareholders because the accrual reduction was a one-time event that occurred during the first quarter of 2022. The Adjusted Salaries and Employee Benefits non-GAAP measure provides investors insight into how salaries and employee benefits changed during the first quarter of 2022 exclusive of the one-time accrual reduction, and allows investors to better compare the Company's performance against historical periods. The table above provides a reconciliation of Adjusted Salaries and Employee Benefits to the nearest GAAP measure.